UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2005

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement

On April 12, 2005, GenCorp Inc. (the “Company”) entered into an Employment Letter Agreement (the “Agreement”) with Philip W. Cyburt whereby Mr. Cyburt was appointed as the Chief Executive Officer — Real Estate for the Company. Under the Agreement, Mr. Cyburt, who will devote 50% of his time to the Company, will receive a monthly salary of $25,000 and a grant of 50,000 stock appreciation rights (“SARs”), to be issued from, and be subject to, the terms of the Company’s 1999 Equity and Performance Incentive Plan. The SARs vest one year from the date of grant. The employment period is for three years from the effective date of April 1, 2005, subject to termination at the first and second anniversaries of the effective date.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report. A copy of the press release announcing the appointment of Mr. Cyburt is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

	10.1	Employment Letter Agreement between GenCorp Inc. and Philip W. Cyburt

	99.1	GenCorp Inc.’s press release dated March 31, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By: /s/ Mark A. Whitney

Name:	Mark A. Whitney
Title:	Vice President, Law;
Deputy General Counsel
and Assistant Secretary

Dated: April 14, 2005

Exhibit Index

10.1	Employment Letter Agreement between GenCorp Inc. and Philip W. Cyburt

99.1	GenCorp Inc.’s press release dated March 31, 2005